Exhibit 99.1

Applied Optoelectronics Reports First Quarter 2017 Results

Sugar Land, Texas, May 04, 2017 – Applied Optoelectronics, Inc. (NASDAQ: AAOI), a leading provider of fiber-optic access network products for the internet datacenter, cable broadband, fiber-to-the-home (FTTH) and telecom markets, today announced financial results for its first quarter ended March 31, 2017.

“AOI started off the year with a record performance, and in the first quarter, achieved the highest revenue and earnings in the company’s history. Our record results this quarter were driven by continued demand for our market-leading datacenter products and solid execution,” said Dr. Thompson Lin, Applied Optoelectronics, Inc. founder, president and CEO. “We are very pleased with the team’s continued execution. Our commitment to technology innovation, manufacturing excellence and customer satisfaction are qualities that continue to set AOI apart, and we believe our performance in the quarter further demonstrates our commitment to excellence in these areas.”

First Quarter 2017 Financial Summary

•	Total revenue increased to $96.2 million, up 91% compared with $50.4 million in the first quarter 2016 and up 13% compared with $84.9 million in the fourth quarter of 2016.
•	GAAP gross margin increased to 43.1%, up from 28.3% in the first quarter 2016 and 38.0% in the fourth quarter of 2016. Non-GAAP gross margin increased to 43.2%, up from 28.3% in the first quarter 2016 and 38.0% in the fourth quarter of 2016.
•	GAAP net income increased to $19.8 million, or $1.00 per diluted share, compared with net loss of $1.3 million, or $0.08 per basic share in the first quarter 2016, and net income of $14.2 million, or $0.77 per diluted share in the fourth quarter of 2016. The effective GAAP income tax rate for the quarter was 15.6%.
•	Non-GAAP net income increased to $21.8 million, or $1.10 per diluted share, compared with non-GAAP net loss of $0.6 million, or $0.04 per basic share in the first quarter 2016, and non-GAAP net income of $15.5 million, or $0.84 per diluted share in the fourth quarter of 2016.

A reconciliation between all GAAP and non-GAAP information referenced above is contained in the tables below. Please also refer to “Non-GAAP Financial Measures” below for a description of these non-GAAP financial measures.

Second Quarter 2017 Business Outlook (+)

For the second quarter of 2017, the company currently expects:

•	Revenue in the range of $106 million to $112 million.
•	Non-GAAP gross margin in the range of 41.0% to 42.5%.
•	Non-GAAP net income in the range of $22.2 million to $24.3 million, and non-GAAP fully diluted earnings per share in the range of $1.09 to $1.19 using approximately 20.4 million shares. This also assumes an income tax rate of approximately 20.5%.

(+) Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on non-GAAP financial measures.

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Conference Call Information

The company will host a conference call and webcast for analysts and investors on May 04, 2017 to discuss its first quarter 2017 results and outlook for its second quarter 2017 at 4:30 p.m. Eastern time / 3:30 p.m. Central time. Open to the public, investors may access the call by dialing (412) 717-9586. A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will run for five business days and may be accessed by dialing (412) 317-0088 and entering passcode 10104323.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company’s actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: reduction in the size or quantity of customer orders; change in demand for the company’s products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company’s reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers’ products or their rate of deployment of their products; general conditions in the internet datacenter, CATV, FTTH or Telecom markets; changes in the world economy (particularly in the United States and China); the negative effects of seasonality; and other risks and uncertainties described more fully in the company’s documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact the company’s business are set forth in the “Risk Factors” section of the company’s quarterly and annual reports on file with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "could," "would," "target," "seek," "aim," "believe," "predicts," "think," "objectives," "optimistic," "new," "goal," "strategy," "potential," "is likely," "will," "expect," "plan" "project," "permit" or by other similar expressions that convey uncertainty of future events or outcomes. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company’s expectations.

Non-GAAP Financial Measures

We provide non-GAAP gross margin, non-GAAP net income (loss) after tax, and non-GAAP earnings per share to eliminate the impact of items that we do not consider indicative of our overall operating performance. To arrive at our non-GAAP gross profit, we exclude stock-based compensation expense and non-recurring expenses, if any, from our GAAP gross profit. To arrive at our non-GAAP income (loss) after tax, we exclude all amortization of intangible assets, stock-based compensation expense and non-recurring expenses, if any, from our GAAP net income (loss) after tax. Included in our non-recurring expenses in 1Q17 are certain consulting fees, employee severance expenses, and certain non-recurring tax benefits. Our non-GAAP earnings per share is calculated by dividing our non-GAAP net income by the fully diluted share count. We believe that our non-GAAP measures are useful to investors in evaluating our operating performance for the following reasons:

•	We believe that elimination of items such as stock-based compensation expense and non-recurring expenses is appropriate because treatment of these items may vary for reasons unrelated to our overall operating performance;
•	We believe that non-GAAP measures provide better comparability with our past financial performance, period-to-period results and with our peer companies, many of which also use similar non-GAAP financial measures; and
•	We anticipate that investors and securities analysts will utilize non-GAAP measures to evaluate our overall operating performance.

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A reconciliation of our preliminary GAAP income (loss) after tax and GAAP earnings per share for Q1 2017 to our preliminary non-GAAP income (loss) after tax and earnings per share is provided below.

Non-GAAP measures should not be considered as an alternative to income (loss) after tax, earnings per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such other non-GAAP measures in the same manner.

About Applied Optoelectronics

Applied Optoelectronics, Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules and equipment. AOI's products are the building blocks for broadband fiber access networks around the world, where they are used in the internet datacenter, CATV broadband, fiber-to-the-home and telecom markets. AOI supplies optical networking lasers, components and equipment to tier-1 customers in all four of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com.

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Investor Relations Contacts:

The Blueshirt Group, Investor Relations

Maria Riley & Chelsea Lish

+1-415-217-7722

ir@ao-inc.com

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	March 31, 2017	December 31, 2016

ASSETS
CURRENT ASSETS
Cash, Cash Equivalents and Short term investments	$60,575	$52,000
Accounts Receivable, Net	66,759	49,766
Inventories	57,503	51,817
Other Receivables	6,514	1,501
Prepaid Expenses and Other Current Assets	2,871	2,468
Total Current Assets	194,222	157,552

Cash restricted for Construction in Progress	–	8
Property, Plant And Equipment, Net	150,566	144,098
Land Use Rights, Net	777	778
Intangible Assets, Net	3,984	3,993
Deferred Income Tax Assets	12,049	11,421
Other Assets	6,028	4,468
TOTAL ASSETS	$367,626	$322,318

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$48,252	$36,375
Accrued Income Taxes	4,113	974
Accrued Expenses	10,535	14,452
Bank Acceptance Payable	–	307
Current Portion of Long Term Debt	4,690	7,865
Total Current Liabilities	67,590	59,973

Notes Payable and Long Term Debt	23,863	34,961
TOTAL LIABILITIES	91,453	94,934

STOCKHOLDERS' EQUITY
Total Preferred Stock	–	–
Common Stock	19	18
Additional Paid-in Capital	288,606	265,264
Cumulative Translation Adjustment	3,572	(885)
Accumulated Deficit	(16,024)	(37,013)
TOTAL STOCKHOLDERS' EQUITY	276,173	227,384

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$367,626	$322,318

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended Mar 31,
Revenue	2017	2016
CATV	$13,094	$7,731
Datacenter	79,594	38,980
FTTH	98	421
Other	3,438	3,290
Total Revenue	96,224	50,422

Total Cost of Goods Sold	54,752	36,169

Total Gross Profit	41,472	14,253

Operating Expenses:
Research and Development	7,432	8,396
Sales and Marketing	1,903	1,680
General and Administrative	7,822	5,733
Total Operating Expenses	17,157	15,809

Operating Income (Loss)	24,315	(1,556)

Other Income (Expense):
Interest Income	35	101
Interest Expense	(299)	(401)
Other Income (Expense)	(36)	39
Foreign Exchange Gain (Loss)	(572)	295
Total Other Income (Expense):	(872)	34

Net Income (Loss) before Income Taxes	23,443	(1,522)

Income Tax Benefit (Expense)	(3,654)	192

Net Income (Loss)	19,789	(1,330)
Net income (loss) per share attributable to common stockholders
basic	$1.06	$(0.08)
diluted	$1.00	$(0.08)

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders
basic	18,598	16,930
diluted	19,702	16,930

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Applied Optoelectronics, Inc.

Reconciliation of Statements of Operations under GAAP and Non-GAAP

(In thousands, except per share data)

(Unaudited)

	Three Months Ended Mar 31,
	2017	2016
GAAP total gross profit	$41,472	$14,253
Share-based compensation expense	78	37
Non-GAAP income from gross profit	41,550	14,290

GAAP research and development expense	7,432	8,396
Share-based compensation expense	265	118
Non-GAAP research and development expense	7,167	8,278

GAAP sales and marketing expense	1,903	1,680
Share-based compensation expense	80	73
Non-GAAP sales and marketing expense	1,823	1,607

GAAP general and administrative expense	7,822	5,733
Share-based compensation expense	1,084	580
Amortization expense	118	110
Non-recurring expense	100	173
Non-GAAP general and administrative expense	6,520	4,870

GAAP total operating expense	17,157	15,809
Share-based compensation expense	1,429	771
Amortization expense	118	110
Non-recurring expense	100	173
Non-GAAP total operating expense	15,510	14,755

GAAP operating income (loss)	24,315	(1,556)
Share-based compensation expense	1,507	808
Amortization expense	118	110
Non-recurring expense	100	173
Non-GAAP operating income (loss)	26,040	(465)

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Applied Optoelectronics, Inc.

Reconciliation of Statements of Operations under GAAP and Non-GAAP - Continued

(In thousands, except per share data)

(Unaudited)

	Three Months Ended Mar 31,
	2017	2016

GAAP other income (loss)	(872)	34
Unrealized exchange loss (gain)	248	(410)
Non-GAAP other income (loss)	(624)	(376)

GAAP net income (loss)	19,789	(1,330)
Amortization of intangible assets	118	110
Share-based compensation expense	1,507	808
Non-recurring charges	100	173
Unrealized exchange loss (gain)	248	(410)
Non-GAAP net income (loss)	21,762	(649)

GAAP net income (loss)	19,789	(1,330)
Amortization of intangible assets	118	110
Share-based compensation expense	1,507	808
Depreciation expense	4,184	2,847
Non-recurring charges	100	173
Unrealized exchange loss (gain)	248	(410)
Interest (income) expense, net	264	300
Tax (benefit) related to the above	3,654	(192)
Adjusted EBITDA	$29,864	$2,306

GAAP diluted net income (loss) per share	$1.00	$(0.08)
Amortization of intangible assets	0.01	0.01
Share-based compensation expense	0.08	0.05
Non-recurring charges	(0.00)	0.01
Unrealized exchange loss (gain)	0.01	(0.03)
Non-GAAP diluted net income (loss) per share	$1.10	$(0.04)

Shares used to compute diluted earnings per share	19,702	16,930

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